EX-34 (b)
(logo) PRICEWATERHOUSECOOPERS


PricewaterhouseCoopers LLP
2001 Ross Avenue, Suite 1800
Dallas TX 75201-2997
Telephone (214) 999 1400
Facsimile (214) 754 7991



Report of Independent Registered Public Accounting Firm

To the Members of Avelo Mortgage, L.L.C.:

We have examined Avelo Mortgage, L.L.C.'s (the "Company") compliance with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for the asset-backed securities transactions conducted by GS Mortgage Securities Corp. that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 where the related asset-backed securities were outstanding during the period February 24, 2006 (commencement of loan servicing) to December 31, 2006 (the "Platform") described in the accompanying Management's Assessment Regarding Compliance with Applicable Servicing Criteria, as of December 31, 2007 and for the period from February 24, 2006 to December 31, 2006 excluding criteria 1122(d)(1)(i), 1122(d)(1)(iii), 1122(d)(2)(ii), 1122(d)(2)(iv),
1122(d)(3)(iii), 1122(d)(4)(i), 1122(d)(4)(ii), 1122(d)(4)(iii),
1122(d)(4)(vi), 1122(d)(4)(xi), 1122(d)(4)(xii) and 1122(d)(4)(xv), which the
Company has determined are not applicable to the servicing activities performed by it with respect to the Platform. Appendix A to management's assertion identifies the individual asset-backed transactions and securities defined by management as constituting the Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on the Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset-backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

Our examination disclosed the following material noncompliance with the servicing criteria set forth in Item 1122(d)(2)(vii) of Regulation AB applicable to the Company during the period from February 24, 2006 through December 31,2006. Account reconciliations for all asset-backed securities related bank accounts were not prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements as required by Item 1122( d)(2)(vii) and reconciling items were not resolved within 90 days of their original identification, or such other number of days specified in the transaction agreements.



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In our opinion, except for the material noncompliance described in the preceding paragraph, Avelo Mortgage L.L.C. complied with the aforementioned applicable servicing criteria as of and for the period ended December 31, 2006 for the asset-backed securities transactions conducted by GS Mortgage Securities Corp. that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 where the related asset-backed securities were outstanding during the period February 24, 2006 to December 31, 2006, in all material respects.

The Company had taken responsibility for the servicing criteria set forth in 1122(d)(4)(xi) and 1122(d)(4)(xii) in its previous assessment dated March 28,2007. The Company has since been informed that other servicers have taken responsibility for those servicing criteria in their assessments for the year ended December 31, 2006. Accordingly, the Company has restated its previous assessment for the for the period February 24,2006 to December 31,2006 to exclude the servicing criteria set forth in 1122(d)(4)(xi) and 1122(d)(4)(xii).

/s/ PricewaterhouseCoopers LLP
March 28, 2007, except for the Company's restatement described above regarding the exclusion of the servicing criteria set forth in 1122(d)(4)(xi) and 1122(d)(4)(xii) which was previously included in the scope of its assessment of compliance with the applicable servicing criteria, as to which the date is March 10, 2008.




Appendix A
Avelo Mortgage, L.L.C.
as of December 31, 2006



Deal Name                                    Short Name          Closing Date

Closed Deals
GSR Mortgage Loan Trust 2006-2F              GSR 2006-2F         2/24/2006
GSAA Home Equity Trust 2006-3                GSAA 2006-3         2/24/2006
GSAA Home Equity Trust 2006-4                GSAA 2006-4         3/2/2006
GSR Mortgage Loan Trust 2006-3F              GSR 2006-3F         3/30/2006
GSAA Home Equity Trust 2006-5                GSAA 2006-5         3/30/2006
GSR Mortgage Loan Trust 2006-4F              GSR 2006-4F         4/28/2006
GSAA Home Equity Trust 2006-6                GSAA 2006-6         4/28/2006
GSAA Home Equity Trust 2006-7                GSAA 2006-7         4/28/2006
GSAA Home Equity Trust 2006-8                GSAA 2006-8         4/28/2006
GSR Mortgage Loan Trust 2006-5F              GSR 2006-5F         5/26/2006
GSAA Home Equity Trust 2006-9                GSAA 2006-9         5/26/2006
GSAMP Trust 2006-HE3                         GSAMP 2006-HE3      5/26/2006
GSAMP 2006-SEA 1                             GSAMP 2006-SEA1     6/16/2006
GSAA Home Equity Trust 2006-10               GSAA 2006-10        6/29/2006
GSAMP Trust 2006-HE4                         GSAMP 2006-HE4      6/29/2006
GSAA Home Equity Trust 2006-11               GSAA 2006-11        6/30/2006
GSR Mortgage Loan Trust 2006-OA1             GSR 2006-OA1        8/24/2006
GSR Mortgage Loan Trust 2006-8F              GSR 2006-8F         8/25/2006
GSAA Home Equity Trust 2006-14               GSAA 2006-14        8/25/2006
GSAMP Trust 2006-HE5                         GSAMP 2006-HE5      8/25/2006
GSAA Home Equity Trust 2006-15               GSAA 2006-15        9/28/2006
GSAA Home Equity Trust 2006-16               GSAA 2006-16        9/28/2006
GSRPM Trust 2006-2                           GSAMP 2006-RPM2     10/16/2006
GSAA Home Equity Trust 2006-17               GSAA 2006-17        10/27/2006
GSAMP Trust 2006-HE7                         GSAMP 2006-HE7      10/30/2006
GSAA Home Equity Trust 2006-19               GSAA 2006-19        11/24/2006
GSAA Home Equity Trust 2006-18               GSAA 2006-18        11/30/2006
GSAA Home Equity Trust 2006-S1               GSAA 2006-S1        12/28/2006
GSR Mortgage Loan Trust 2006-10F             GSR 2006-10F        12/29/2006
GreenPoint Mortgage Funding Trust 2006-OH1   GPMF 2006-OH        12/29/2006
GSAA Home Equity Trust 2006-20               GSAA 2006-20        12/29/2006
GSAMP Trust 2006-HE8                         GSAMP 2006-HE8      12/29/2006


Appendix A (cont.)
Avelo Mortgage, L.L.C.
as of December 31, 2006



Deal Name                                    Master             Trustee
                                             Servicer
Closed Deals
GSR Mortgage Loan Trust 2006-2F              Wells     US Bank National Association
GSAA Home Equity Trust 2006-3                Chase     US Bank National Association
GSAA Home Equity Trust 2006-4                Wells     Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-3F              Wells     US Bank National Association
GSAA Home Equity Trust 2006-5                Chase     US Bank National Association
GSR Mortgage Loan Trust 2006-4F              Chase     US Bank National Association
GSAA Home Equity Trust 2006-6                Chase     US Bank National Association
GSAA Home Equity Trust 2006-7                Wells     Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-8                Wells     Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-5F              Wells     US Bank National Association
GSAA Home Equity Trust 2006-9                Chase     US Bank National Association
GSAMP Trust 2006-HE3                         Wells     LaSalle Bank National Association
GSAMP 2006-SEA 1                             Chase     Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-10               Wells     Deutsche Bank National Trust Company
GSAMP Trust 2006-HE4                         Wells     LaSalle Bank National Association
GSAA Home Equity Trust 2006-11               Wells     Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-OA1             Wells     Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-8F              Wells     US Bank National Association
GSAA Home Equity Trust 2006-14               Wells     LaSalle Bank National Association
GSAMP Trust 2006-HE5                         Wells     LaSalle Bank National Association
GSAA Home Equity Trust 2006-15               Wells     Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-16               Wells     Deutsche Bank National Trust Company
GSRPM Trust 2006-2                           Chase     Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-17               Wells     Deutsche Bank National Trust Company
GSAMP Trust 2006-HE7                         Wells     LaSalle Bank National Association
GSAA Home Equity Trust 2006-19               Wells     Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-18               Wells     Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-S1               Wells     Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-10F             Wells     US Bank National Association
GreenPoint Mortgage Funding Trust 2006-OH1   Wells     Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-20               Wells     US Bank National Association
GSAMP Trust 2006-HE8                         Wells     LaSalle Bank National Association

